Exhibit 3.9

State of Delaware

Office of the Secretary of State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “FIRST CASH CORP.”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2000, AT 4:30 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Secretary of State

3337562 8100		AUTHENTICATION: 0902849
[SEAL]
001656820		DATE: 01-08-01

CERTIFICATE OF INCORPORATION

OF

FIRST CASH CORP.

First: The name of the Corporation is First Cash Corp.

Second: The address of the registered office of the Corporation in the State of Delaware is 222 Delaware Avenue, Ninth Floor, Wilmington, Delaware 19801. The name and address of its registered agent is The Delaware Corporation Agency, Inc., 222 Delaware Avenue, Ninth Floor, Wilmington, Delaware 19801, New Castle County.

Third: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

Fourth: The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of common stock with a par value of $0.01 per share.

Fifth: From time to time the Corporation may issue its authorized shares for such consideration per share (with respect to shares having a par value, not less than the par value thereof), either in money or money’s worth of property or services, and for such other consideration, whether greater or less, now or from time to time hereafter permitted by law, as may be fixed by the Board of Directors; and all shares so issued shall be fully paid and nonassessable.

No holder of any shares of any class shall as such holder have any preemptive right to subscribe for or purchase any other shares or securities of any class, whether now or hereafter authorized, which at any time may be offered for sale or sold by the Corporation.

Sixth: The name and the mailing address of the incorporator is:

Name	Mailing Address
William D. Ratliff, III	Haynes and Boone, LLP 201 Main Street, Suite 2200 Fort Worth, Texas 76102-3126

Seventh: The number of directors shall be fixed by the bylaws of the Corporation and until changed in accordance with the manner prescribed by the bylaws shall be two (2). The name and address of the persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualified, are as follows:

Name	Address
Rick Powell	200 West Ninth Street, Suite 102 Wilmington, Delaware 19801

Rick L. Wessel	200 West Ninth Street, Suite 102 Wilmington, Delaware 19801

Eighth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(1) To make, alter or repeal the bylaws of the Corporation;

(2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

(3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

(4) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the bylaws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

(5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

Ninth: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Tenth: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

Eleventh: The Corporation is to have perpetual existence.

Twelfth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Thirteenth: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of December, 2000.

/s/ William D. Ratliff III
William D. Ratliff III, Incorporator

4